PBF Logistics Announces Multi-year Growth Initiatives,
Increases Quarterly Cash Distribution to $0.4850 per Unit and
Announces Fourth Quarter 2017 Earnings Results

•	Fourth quarter net income attributable to the partners was $23.6 million, or $0.50 per common unit (net of IDRs) and EBITDA attributable to PBFX was $39.2 million

•	Thirteenth consecutive quarterly distribution increase to $0.4850 per unit

•	PBF Logistics announces multi-year organic growth initiative with more than $100 million of EBITDA(1)

PARSIPPANY, NJ – February 15, 2018 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today fourth quarter 2017 net income attributable to the partners of $23.6 million, or $0.50 per common unit (net of IDRs). During the fourth quarter, the Partnership generated cash from operations of approximately $21.5 million, earnings before interest, income taxes, depreciation, and amortization (EBITDA) of $39.2 million and distributable cash flow of $28.5 million. Included in our depreciation and amortization expense for the fourth quarter is approximately $1.5 million, or $0.04 per common unit, of additional depreciation related to the capitalization of our 2017 growth projects. Included in our interest expense for the fourth quarter is approximately $2.0 million, or $0.05 per common unit, of additional interest related to our October $175.0 million bond offering.

For the year-ended December 31, 2017, the Partnership reported net income attributable to the partners of $100.4 million, or $2.17 per common unit (net of IDRs), and $152.1 million of EBITDA.

As of December 31, 2017, the Partnership had liquidity of $346.4 million, including $19.7 million in cash and cash equivalents and $326.7 million of capacity under its existing revolving credit facility.

“We are pleased to announce our multi-year organic growth plan in conjunction with our solid fourth quarter results. We have developed a robust pipeline of projects which we will implement over the next several years. We fully expect our organic growth to be augmented by third-party transactions and further drop-down acquisitions from our supportive sponsor,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. “To aid in the continued development of the Partnership, we believe that a disciplined and measured distribution growth strategy will, importantly, continue to reward unit-holders while simultaneously increasing distribution coverage and internally fund our growth,” concluded Mr. Nimbley.

PBF Logistics Announces Multi-year Growth Initiative
The Partnership announces today a four-year organic growth plan comprised of more than $100 million of EBITDA to be contributed by a number of projects across the terminaling, storage and pipeline segments. The projects will focus on providing PBF Energy’s refineries with access to crude oil and feedstocks and increasing product distribution channels. We expect these strategic projects to be supported by long-term commitments from our sponsor and other third-parties. Additionally, we expect to augment the organic growth of the Partnership through third-party acquisitions and further drop-down transactions with our sponsor.

PBF Logistics Announces Quarterly Distribution
The Board of Directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.4850 per unit. The distribution is payable on March 14, 2018, to unitholders of record at the close of business on February 28, 2018.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP (U.S. Generally Accepted Accounting Principles) supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

(1) Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted earnings and cash flow from operating activities is not available as management is unable to project financing terms and working capital changes for future periods at this time.

Furthermore, this earnings release, and the discussion during the management conference call, may include references to non-GAAP financial measures including, but not limited to, EBITDA, EBITDA attributable to PBFX and Distributable Cash Flow. PBFX’s management believes that non-GAAP financial measures provide useful information about the Partnership’s operating performance, financial results and the amount of cash generated by the Partnership’s operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 15, 2018, at 11:00 a.m. ET. The call can also be heard by dialing (866)

342-8591 or (203) 518-9822, conference ID: PBFXQ417. The audio replay will be available two hours after the end of the call through March 1, 2018, by dialing (800) 283-7928 or (402) 220-0866. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business including but not limited to ability to consummate pending acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any pending acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activities to EBITDA and distributable cash flows (both as defined below) of PBFX for the three months and years ended December 31, 2017 and 2016. The financial information presented contains the financial results of PBFX, PNGPC (as defined below) prior to our acquisition on February 28, 2017 and the Torrance Valley Pipeline (as defined below) prior to our acquisition on August 31, 2016.

On April 17, 2017, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), acquired the Toledo, Ohio refined products terminal assets (the “Toledo Products Terminal”) from Sunoco Logistics Partners L.P. (the “Toledo Products Terminal Acquisition”). The Toledo Products Terminal is directly connected to, and currently supplied by, PBF Holding Company LLC’s (“PBF Holding”) Toledo Refinery. The Toledo Products Terminal is comprised of a ten-bay truck rack and over 110,000 barrels of chemicals, clean product and additive storage capacity.

On February 28, 2017, our wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”), all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). PNGPC owns and operates an existing interstate natural gas pipeline. In connection with the PNGPC Acquisition, we constructed a new 24” pipeline to replace the existing pipeline, which commenced services in August 2017 (the “Paulsboro Natural Gas Pipeline”). Concurrent with commencement of operations of the Paulsboro Natural Gas Pipeline, a new service agreement was entered into between PNGPC and Paulsboro Refining Company LLC (“PRC”).

The PNGPC Acquisition was a transfer of assets between entities under common control. Accordingly, PBFX’s financial information contained herein has been retrospectively adjusted to include the historical results of PNGPC for all periods presented. The results of PNGPC are included in our Transportation and Terminaling segment.

On February 15, 2017, PBF Holding and PBFX Op Co entered into a ten-year storage services agreement (the “Chalmette Storage Agreement”) under which we, through PBFX Op Co, began providing storage services to PBF Holding, commencing on November 1, 2017, upon the completion of the construction of a new crude tank with a shell capacity of 625,000 barrels at PBF Holding’s Chalmette Refinery (the “Chalmette Storage Tank”). PBFX Op Co and Chalmette Refining, L.L.C. (“Chalmette Refining”) entered into a twenty-year lease for the premises upon which the tank is located (the “Lease”) and a project management agreement pursuant to which Chalmette Refining managed the construction of the tank. The Lease can be extended by PBFX Op Co for two additional ten-year periods. Under the Chalmette Storage Agreement, we provide PBF Holding with storage services in return for storage fees. The storage services require us to accept, redeliver and store all products tendered by PBF Holding in the tank and PBF Holding pays a monthly fee of $0.60 per barrel of shell capacity. The Chalmette Storage Agreement can be extended by PBF Holding for two additional five-year periods.

On August 31, 2016, our wholly-owned subsidiary, PBFX Op Co, acquired a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”) from PBF LLC (the “TVPC Acquisition”), with the other 50% equity interest continuing to be held by a subsidiary of PBF LLC, TVP Holding Company LLC (“TVP Holding”). TVPC owns the 189-mile San Joaquin Valley pipeline system (the “Torrance Valley Pipeline”)

with capacity of approximately 110,000 barrels per day (“bpd”), which supports PBF Holding’s Torrance Refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including 11 pipeline stations with storage capacity and truck unloading capability at two of the stations. We consolidate the financial results of TVPC, and record a noncontrolling interest for the 50% economic interest in TVPC held by TVP Holding.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased four refined product terminals (the “East Coast Terminals”) from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”). The East Coast Terminals have subsequently generated third-party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue for the periods presented.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation  and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Revenue (a):
Affiliate	$63,738	$57,092	$240,654	$175,448
Third-party	2,775	4,602	14,159	11,887
Total revenue	66,513	61,694	254,813	187,335

Costs and expenses:
Operating and maintenance expenses (a)	19,280	17,678	66,483	44,563
General and administrative expenses	3,337	3,071	16,284	16,967
Depreciation and amortization	7,159	5,440	23,831	14,983
Total costs and expenses	29,776	26,189	106,598	76,513

Income from operations	36,737	35,505	148,215	110,822

Other expense:
Interest expense, net	(9,382)	(7,457)	(31,875)	(28,755)
Amortization of loan fees and debt premium	(363)	(417)	(1,488)	(1,678)
Net income	26,992	27,631	114,852	80,389
Less: Net loss attributable to Predecessor	—	(1,165)	(150)	(6,250)
Less: Net income attributable to noncontrolling interest (g)	3,347	4,058	14,565	5,679
Net income attributable to the partners	23,645	24,738	100,437	80,960
Less: Net income attributable to the IDR holder	2,736	1,266	9,055	4,031
Net income attributable to PBF Logistics LP unitholders	$20,909	$23,472	$91,382	$76,929

Net income per limited partner unit (h):
Common units - basic	$0.50	$0.57	$2.17	$2.01
Common units - diluted	0.50	0.57	2.17	2.01
Subordinated units - basic and diluted	—	0.57	2.15	2.01

Weighted-average limited partner units outstanding (h):
Common units - basic	42,123,770	25,843,839	35,505,446	22,288,118
Common units - diluted	42,185,666	25,993,145	35,568,760	22,338,784
Subordinated units - basic and diluted	—	15,886,553	6,572,245	15,886,553

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Year ended December 31, 2017
	PBF Logistics LP	PNGPC (1)	Consolidated Results

Revenue:
Affiliate	$240,654	$—	$240,654
Third-party	14,159	—	14,159
Total revenue	254,813	—	254,813

Costs and expenses:
Operating and maintenance expenses	66,443	40	66,483
General and administrative expenses	16,284	—	16,284
Depreciation and amortization	23,721	110	23,831
Total costs and expenses	106,448	150	106,598

Income (loss) from operations	148,365	(150)	148,215

Other expense:
Interest expense, net	(31,875)	—	(31,875)
Amortization of loan fees and debt premium	(1,488)	—	(1,488)
Net income (loss)	115,002	(150)	114,852
Less: Net loss attributable to Predecessor	—	(150)	(150)
Less: Net income attributable to noncontrolling interest (g)	14,565	—	14,565
Net income attributable to the partners	100,437	—	100,437
Less: Net income attributable to the IDR holder	9,055	—	9,055
Net income attributable to PBF Logistics LP unitholders	$91,382	$—	$91,382

See Footnotes to Earnings Release Tables
____________

(1)	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three months ended December 31, 2016
	PBF Logistics LP	PNGPC (1)	Consolidated Results

Revenue:
Affiliate	$57,092	$—	$57,092
Third-party	4,602	—	4,602
Total revenue	61,694	—	61,694

Costs and expenses:
Operating and maintenance expenses	17,607	71	17,678
General and administrative expenses	3,069	2	3,071
Depreciation and amortization	5,234	206	5,440
Total costs and expenses	25,910	279	26,189

Income (loss) from operations	35,784	(279)	35,505

Other expense:
Interest expense, net	(7,457)	—	(7,457)
Amortization of loan fees	(417)	—	(417)
Net income (loss)	27,910	(279)	27,631
Less: Net loss attributable to Predecessor	(886)	(279)	(1,165)
Less: Net income attributable to noncontrolling interest (g)	4,058	—	4,058
Net income attributable to the partners	24,738	—	24,738
Less: Net income attributable to the IDR holder	1,266	—	1,266
Net income attributable to PBF Logistics LP unitholders	$23,472	$—	$23,472

See Footnotes to Earnings Release Tables
____________

(1)	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Year ended December 31, 2016
	PBF Logistics LP	PNGPC (1)	Torrance Valley Pipeline Company LLC (2)	Consolidated Results

Revenue:
Affiliate	$175,448	$—	$—	$175,448
Third-party	11,887	—	—	11,887
Total revenue	187,335	—	—	187,335

Costs and expenses:
Operating and maintenance expenses	41,317	401	2,845	44,563
General and administrative expenses	16,609	5	353	16,967
Depreciation and amortization	12,337	827	1,819	14,983
Total costs and expenses	70,263	1,233	5,017	76,513

Income (loss) from operations	117,072	(1,233)	(5,017)	110,822

Other expense:
Interest expense, net	(28,755)	—	—	(28,755)
Amortization of loan fees	(1,678)	—	—	(1,678)
Net income (loss)	86,639	(1,233)	(5,017)	80,389
Less: Net loss attributable to Predecessor	—	(1,233)	(5,017)	(6,250)
Less: Net income attributable to noncontrolling interest (g)	5,679	—	—	5,679
Net income attributable to the partners	80,960	—	—	80,960
Less: Net income attributable to the IDR holder	4,031	—	—	4,031
Net income attributable to PBF Logistics LP unitholders	$76,929	$—	$—	$76,929

See Footnotes to Earnings Release Tables
____________

(1)	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

(2)	Reflects the results of TVPC for the period from July 1, 2016 (the date on which PBF Energy acquired the Torrance Valley Pipeline) through August 31, 2016 (our acquisition date).

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (b)(d)	210,334	167,028	204,833	164,210
Lease tank capacity (average lease capacity barrels per month)	1,935,033	1,979,133	2,089,529	2,023,304
Pipelines
Total throughput (bpd) (b)(d)	158,339	153,033	140,900	149,831
Lease tank capacity (average lease capacity barrels per month)	1,603,474	1,427,922	1,250,930	1,439,846

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	4,376,698	3,656,833	4,363,630	3,635,236

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$21,480	$30,927	$142,445	$99,212
Investing activities	(18,098)	5,032	(49,515)	72,893
Financing activities	(23,138)	(16,009)	(137,487)	(126,562)
Net change in cash	$(19,756)	$19,950	$(44,557)	$45,543

Other Financial Information:
EBITDA attributable to PBFX (c)	$39,190	$36,436	$152,084	$121,911
Distributable cash flow (c)	$28,541	$27,949	$119,783	$94,507
Quarterly distribution declared per unit (e)	$0.4850	$0.4500	$1.8950	$1.7400
Distribution (e):
Common units	$20,634	$11,884	$73,322	$42,232
Subordinated units - PBF LLC	—	7,149	7,308	27,642
IDR holder - PBF LLC	2,736	1,266	9,055	4,031
Total distribution	$23,370	$20,299	$89,685	$73,905
Coverage ratio (c)	1.22x	1.38x	1.34x	1.28x
Capital expenditures, including acquisitions	$18,098	$14,935	$89,539	$121,351

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	December 31,	December 31,
Balance Sheet Information:	2017	2016

Cash, cash equivalents and marketable securities (f)	$19,664	$104,245
Property, plant and equipment, net	673,823	608,802
Total assets	737,550	756,861
Total debt (f)	548,793	571,675
Total liabilities	580,455	604,290
Partners’ equity	(14,808)	(27,311)
Noncontrolling interest (g)	171,903	179,882
Total liabilities and equity	737,550	756,861

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$26,992	$27,631	$114,852	$80,389
Interest expense, net	9,382	7,457	31,875	28,755
Amortization of loan fees and debt premium	363	417	1,488	1,678
Depreciation and amortization	7,159	5,440	23,831	14,983
EBITDA	43,896	40,945	172,046	125,805
Less: Predecessor EBITDA	—	(922)	(40)	(3,604)
Less: Noncontrolling interest EBITDA (g)	4,706	5,431	20,002	7,498
EBITDA attributable to PBFX	39,190	36,436	152,084	121,911
Non-cash unit-based compensation expense	830	687	5,345	4,360
Cash interest	(9,428)	(7,546)	(33,050)	(28,844)
Maintenance capital expenditures	(2,051)	(1,628)	(4,596)	(2,920)
Distributable cash flow	$28,541	$27,949	$119,783	$94,507

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$21,480	$30,927	$142,445	$99,212
Change in operating assets and liabilities	13,864	3,248	3,071	2,198
Interest expense, net	9,382	7,457	31,875	28,755
Non-cash unit-based compensation expense	(830)	(687)	(5,345)	(4,360)
EBITDA	43,896	40,945	172,046	125,805
Less: Predecessor EBITDA	—	(922)	(40)	(3,604)
Less: Noncontrolling interest EBITDA (g)	4,706	5,431	20,002	7,498
EBITDA attributable to PBFX	39,190	36,436	152,084	121,911
Non-cash unit-based compensation expense	830	687	5,345	4,360
Cash interest	(9,428)	(7,546)	(33,050)	(28,844)
Maintenance capital expenditures	(2,051)	(1,628)	(4,596)	(2,920)
Distributable cash flow	$28,541	$27,949	$119,783	$94,507

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three months ended December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$60,114	$6,399	$—	$66,513
Depreciation and amortization expense	6,247	912	—	7,159
Income (loss) from operations	36,689	3,385	(3,337)	36,737
Interest expense, net and amortization of loan fees and debt premium	—	—	9,745	9,745
Capital expenditures	1,804	16,294	—	18,098

	Three months ended December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$56,209	$5,485	$—	$61,694
Depreciation and amortization expense	4,842	598	—	5,440
Income (loss) from operations	35,631	2,945	(3,071)	35,505
Interest expense, net and amortization of loan fees and debt premium	—	—	7,874	7,874
Capital expenditures	13,468	1,467	—	14,935

	Year ended December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$231,563	$23,250	$—	$254,813
Depreciation and amortization expense	21,077	2,754	—	23,831
Income (loss) from operations	151,639	12,860	(16,284)	148,215
Interest expense, net and amortization of loan fees and debt premium	—	—	33,363	33,363
Capital expenditures	58,400	31,139	—	89,539

	Year ended December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$165,524	$21,811	$—	$187,335
Depreciation and amortization expense	12,555	2,428	—	14,983
Income (loss) from operations	117,094	10,695	(16,967)	110,822
Interest expense, net and amortization of loan fees and debt premium	—	—	30,433	30,433
Capital expenditures	118,592	2,759	—	121,351

	Balance at December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$639,310	$86,760	$11,480	$737,550

	Balance at December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$606,898	$57,375	$92,588	$756,861

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - On April 17, 2017, our wholly-owned subsidiary, PLTP, acquired the Toledo Products Terminal, which is accounted for as a business combination. As such, there is no revenue associated with the terminal prior to our acquisition.

In August 2017, the Paulsboro Natural Gas Pipeline commenced service. Concurrent with the commencement of operations, a new service agreement was entered into between PNGPC and PRC regarding the Paulsboro Natural Gas Pipeline.

In November 2017, the Chalmette Storage Tank was completed, and, as a result, the Chalmette Storage Agreement commenced. As such, there is no revenue associated with the tank prior to its completion.

The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance Refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Commercial agreements with PBF Energy for the Torrance Valley Pipeline commenced subsequent to the closing of the TVPC Acquisition on August 31, 2016.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which have subsequently generated third-party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue in the periods presented.

Operating and maintenance expenses - As a result of the Toledo Products Terminal Acquisition, the PNGPC Acquisition, the TVPC Acquisition, the Plains Asset Purchase and commencement of operations of the Chalmette Storage Tank, our operating expenses are not comparative to prior periods due to expenses associated with these acquired assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 5 for a definition of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in our Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisitions of the Toledo Products Terminal, the Paulsboro Natural Gas Pipeline and the Torrance Valley Pipeline and activity subsequent to the Plains Asset Purchase.

(e) On February 15, 2018, we declared a quarterly cash distribution of $0.4850 per common unit for the fourth quarter of 2017.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of December 31, 2017 and 2016 was $529,129 and $467,430, respectively.

(g)
Our wholly-owned subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC owned by TVP Holding, an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
PBFX bases its calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period. The weighted-average number of common and subordinated units reflects the conversion of all of the outstanding subordinated units on a one-to-one basis to common units on June 1, 2017.